AMENDMENT TO
RESTATED AND SUPERSEDING EMPLOYMENT AGREEMENT
BY AND BETWEEN CHAD C. DEATON AND BAKER HUGHES INCORPORATED

THIS AGREEMENT by and between Baker Hughes Incorporated, a Delaware corporation (the “Company”) and Chad C. Deaton (the “Executive”),

W I T N E S S E T H:
WHEREAS, in order to facilitate a seamless and orderly succession plan in connection with the retirement of the Executive, the Executive has served as Executive Chairman of the Company for a limited period of time pursuant to the terms of the Restated and Superseding Employment Agreement by and between Chad C. Deaton and Baker Hughes Incorporated (the “Employment Agreement”);
WHEREAS, the Executive desires to retire effective April 25, 2013;
WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect the Executive's retirement date;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree that, notwithstanding any other provision of the Employment Agreement, the Executive's employment with the Company shall terminate on April 25, 2013, and, accordingly,
(1)    Section 4 of the Employment Agreement is hereby amended in its entirety to provide as follows:
4.    Term of Employment as Executive Chairman. The Company agrees to employ the Executive, and the Executive accepts such employment on the terms and conditions herein set forth, as Executive Chairman commencing on January 1, 2012 and continuing through April 25, 2013. The Executive shall retire, and, as a result, the employment relationship between the Company and the Executive shall end on April 25, 2013.
(2)    The Executive's “Date of Termination” for purposes of the provisions of section 9, subparts (b) and (c) of the 2009 Agreement is April 25, 2013.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 25th day of April, 2013.

BAKER HUGHES INCORPORATED	CHAD C. DEATON

By: /s/ Claire W. Gargalli	/s/ Chad C. Deaton
Title: Compensation Committee Chair